Exhibit 23.4

DeGolyer and MacNaughton

5001 Spring Valley Road

Suite 800 East

Dallas, Texas 75244

May 8, 2019

Petróleo Brasileiro S.A.—Petrobras

Av. República do Chile, 65

Rio de Janeiro, RJ 20031-912

Brazil

Ladies and Gentlemen:

We hereby consent to the references to DeGolyer and MacNaughton as set forth under the heading “Experts” in the Registration Statement on Form F-3, filed on the date hereof by Petróleo Brasileiro S.A.—Petrobras (the “Registrant”), to the incorporation by reference of the other references to our firm contained under the headings “Glossary of Certain Terms Used in this Annual Report,” “Presentation of Information Concerning Reserves,” “Item 4. Information on the Company–Regulation of the Oil and Gas Industry in Brazil–Assignment Agreement (Cessão Onerosa) and Global Offering,” “Item 4. Information on the Company–Internal Controls over Proved Reserves,” and “Item 19–Exhibits” in our report of third party dated February 20, 2019, filed as Exhibit No. 99.1 to, the Annual Report on Form 20-F of the Registrant for the year ended December 31, 2018.

Very truly yours,

/s/ DeGolyer and MacNaughton

DeGOLYER and MacNAUGHTON
Texas Registered Engineering Firm F-716